Exhibit 10.5

Loan No. 0426195000

FOURTH AMENDMENT TO
REVOLVING LINE OF CREDIT LOAN AGREEMENT

This Fourth Amendment to Revolving Line of Credit Loan Agreement (this “Amendment”) is entered into by and between American AgCredit, FLCA (“Lender”) and Maui Land & Pineapple Company, Inc., a Hawaii corporation (“Borrower”), to be effective as of December 31, 2008 (the “Effective Date”).

RECITALS

A.           Borrower and Lender are parties to a Revolving Line of Credit Loan Agreement dated September 1, 2005 and amended by a First Amendment dated as of December 4, 2006, a Second Amendment dated as of September 30, 2008, and a Third Amendment dated as of December 31, 2008 (as it may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).  (Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Credit Agreement.)

B.             Borrower has requested that Lender agree to modify certain terms of the Credit Agreement.  Lender is willing to do so on the terms and conditions set forth in this Amendment.

Accordingly the parties agree as follows:

1.                                       Conditions Precedent.  The modification provided for herein is hereby granted provided that the following conditions precedent are satisfied by a date acceptable to Lender in its sole discretion:

1.1           Lender shall have received one or more counterparts of this Amendment duly executed and delivered by Borrower and each Guarantor.

1.2           All of the representations and warranties contained in the Credit Agreement shall continue to be true and correct and remain in full force and effect as of the date of this Amendment.

1.3           Borrower shall have paid to Lender a fee (the “Amendment Fee”) in the amount of $50,000.  The Amendment Fee shall be considered fully earned and non-refundable upon its receipt by Lender and no portion thereof shall be refundable to Borrower under any circumstances.

2.                                       Amendments.  Provided that the conditions specified in Section 1 of this Amendment have been satisfied, the Credit Agreement shall be modified and amended as follows:

2.1           Change in Maturity Date.  The Maturity Date is hereby changed to March 13, 2010.  Any extension beyond such date shall be in Lender’s sole and absolute discretion.

2.2           Liquidity.  Borrower shall maintain, as of the end of each Fiscal Quarter, Liquidity of not less than $10,000,000.  As used herein, “Liquidity” means the sum of (i) cash, (ii) cash equivalents, (iii) publicly traded and publicly quoted marketable securities acceptable to Lender in its reasonable discretion, (iv) undisbursed commitment under secured lines of credit available to Borrower including, without limitation, the Loan, and (v) the amount, if any, not to exceed $2,000,000, by which accounts receivable of the Borrower exceed accounts payable of the Borrower, net, in connection with any of the foregoing, of any encumbrance, setoff or claim and minus any unsecured Indebtedness of Borrower.

2.3           Transfer of Assets.  Section 12(b) of the Credit Agreement is hereby amended and restated in its entirety as follows: “Transfer of Assets.  Sell, transfer, lease or otherwise dispose of any of its assets, or cause or permit any Subsidiary to sell, transfer, lease or otherwise dispose of any of its assets, except: (i) inventory in the ordinary course of Borrower’s or any Subsidiary’s business; (ii) obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of Borrower’s or any Subsidiary’s business; and (iii) as approved by Lender in writing prior to the sale, transfer, lease or other disposition of such assets.”

2.4           Restricted Payments.  Section 12(g) of the Credit Agreement is hereby amended and restated in its entirety as follows: “Restricted Payments.  Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment or incur any obligation (contingent or otherwise) to do so.”

2.5           Minimum Net Worth Covenant not to Apply During 2009.  The Minimum Net Worth covenant set forth in Section 12(i)(1) shall not apply to any Fiscal Quarter in 2009, but shall again become applicable on the Fiscal Quarter ending March 31, 2010, if Lender in its sole discretion consents to an extension of the Maturity Date.

2.6           Funded Debt to Capitalization covenant not to Apply During 2009.  The Funded Debt to Capitalization covenant set forth in Section 12(i)(2) shall not apply to any Fiscal Quarter in 2009, but shall again become applicable on the Fiscal Quarter ending March 31, 2010, if Lender in its sole discretion consents to an extension of the Maturity Date.

2.7           Interest Coverage Ratio Covenant not to Apply as of December 31, 2009; Amendment and Restatement of Covenant.  The Interest Coverage Ratio covenant set forth in Section 12(i)(3) shall not apply for the Fiscal Year ending December 31, 2009.  This covenant shall apply for the Fiscal Year ending on December 31, 2010 and each Fiscal Year thereafter in the amounts set forth in the Credit Agreement, if Lender in its sole discretion consents to an extension of the Maturity Date.

2.8           Indebtedness.  Section 12(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:  “Indebtedness for Borrowed Money.  Incur any Indebtedness for Borrowed Money, except for Indebtedness for Borrowed Money disclosed on the consolidated balance sheet of Borrower and its Subsidiaries dated as of December 31, 2008, provided, however, that (i) Indebtedness for Borrowed Money incurred in connection with leases of resort operations equipment (including, without limitation, golf carts) in an amount not to exceed $750,000 and (ii) an increase in the amount of Indebtedness attributable to the convertible debt of Borrower arising solely from the recalculation of the amount of such debt under GAAP based on a change in the stock price of shares of Borrower (and not as a result of the issuance of new debt) shall not be considered an incurrence of Indebtedness for Borrowed Money hereunder.”

3.                                       Representations and Warranties of Borrower.  Borrower represents, warrants and covenants to Lender that:

3.1           Borrower knows of no Default or Event of Default under the terms and conditions of the Loan Documents.

3.2           This Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

3.3           The representations and warranties of Borrower set forth in Section 10 of the Credit Agreement are correct in all material respects as though made on and as of the date of this Amendment (provided, if a representation or warranty was made as of a specific date, such representation or warranty was true and correct in all material respects as of the date made).

3.4           Except as disclosed to Lender in draft financial statements provided for the period ending December 31, 2008, since the date of the last financial statements delivered by Borrower to Lender, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to Lender to date.

3.5           There are no actions, suits, investigations or proceedings pending or to Borrower’s knowledge, threatened in any court or before any arbitrator or governmental authority that purport (x) to materially and adversely affect Borrower or any of its Subsidiaries, or (y) to affect any transaction contemplated hereby or the ability of Borrower to perform its obligations under the Loan Documents.

3.6           Borrower is in material compliance with all laws, including satisfaction of all tax obligations prior to delinquency.

3.7           Borrower is in compliance with all insurance requirements imposed upon Borrower under the Loan Documents.

3.8           Borrower is in compliance with the negative covenants set forth in Section 12 of the Credit Agreement, as amended herein.

4.                                       Representations and Warranties of Guarantors.  Each Guarantor by its signature below represents, warrants and covenants to Lender that:

4.1           Such Guarantor knows of no Default or Event of Default under the terms and conditions of the Loan Documents.

4.2           This Amendment constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

4.3           Since the date of the last financial statements delivered by Borrower to Lender, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of such Guarantor taken as a whole or in the facts and information regarding such Guarantor as represented to Lender to date.

4.4           There are no actions, suits, investigations or proceedings pending or to Borrower’s knowledge, threatened in any court or before any arbitrator or governmental authority that purport (x) to materially and adversely affect such Guarantor, or (y) to affect any transaction contemplated hereby or the ability of Guarantor to perform its obligations under the Loan Documents.

4.5           Such Guarantor is in material compliance with all laws, including satisfaction of all tax obligations prior to delinquency.

5.             Continuing Validity.  Except as expressly modified or changed by this Amendment, the terms of the Credit Agreement, the Note and all other related loan documents remain unchanged and in full force and effect. Consent by Lender to the changes described herein does not waive Lender’s right to strict performance of the terms and conditions contained in the Credit Agreement, the Note and all other loan and security documents as amended, nor obligate Lender to make future changes in terms. Nothing in this Amendment will constitute a satisfaction of the indebtedness represented by the Note.

6.             Release.  Borrower hereby releases, remises, acquits and forever discharges Lender and its employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (collectively, the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of delivery hereof, and in any way directly or indirectly arising out of or in any way connected to the Credit Agreement (collectively, the “Released Matters”).  Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

Without limiting the generality of the foregoing, Borrower hereby waives the provisions of any statute that prevents a general release from extending to claims unknown by the releasing party, including Section 1542 of the California Civil Code which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and Borrower may hereafter discover facts in addition to or different from those which Borrower presently knows or believes to be true, but that it is the intention of Borrower to hereby fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that Borrower relied upon in delivering this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that Borrower is not relying upon and has not relied upon any representation or statement made by Lender with respect to the facts underlying this release or with regard to Borrower’s rights or asserted rights.

This release may be pleaded as a full and complete defense and/ or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Lender to enter into this Amendment and that Lender would not have done so but for Lender’s expectation that such release is valid and enforceable in all events.

7.             Enforceability.  Borrower represents, warrants and acknowledges that it has had the opportunity to consult with independent counsel regarding the legal effects of this Amendment, and that it is executing this Amendment of its own free will and accord, for the purposes and considerations set forth herein.  Borrower hereby acknowledges that this Amendment is binding and enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles.  Any law or regulation that provides that the language of a contract shall be construed against the drafter shall not apply to this Amendment.

8.             Miscellaneous.

8.1           Borrower acknowledges and agrees that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar amendments or substitutions of collateral under the same or similar circumstances in the future.

8.2           This Amendment shall be binding upon and inure to the benefit of the Borrower, and Lender and their respective successors and assigns.

8.3           This Amendment shall be governed by and construed in accordance with the laws of the State of California.

8.4           This Amendment contains the entire agreement of the parties hereto with reference to the matters discussed herein.

8.5           If any term or provision of this Amendment shall be deemed prohibited or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Credit Agreement, the Note or any other Loan Documents or related documents.

8.6           This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The manual signature of any party hereto that is transmitted to any other party or its counsel by facsimile or electronic transmission shall be deemed for all purposes to be an original signature.

IN WITNESS WHEREOF the parties have executed this Amendment on the date first above written.

THE UNDERSIGNED AGREE TO ALL THE TERMS AND CONDITIONS SET FORTH ABOVE.

BORROWER:

MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation

By:	/s/ Ryan L. Churchill
Name:	Ryan L. Churchill
Title:	Senior Vice President

By:	/s/ Adele H. Sumida
Name:	Adele H. Sumida
Title:	Controller & Secretary

LENDER:

AMERICAN AGCREDIT, FLCA

By:	/s/ Gary VanSchuyver
Name:	Gary VanSchuyver
Title:	Vice President

THE SIGNATURES OF GUARANTORS APPEAR ON THE FOLLOWING PAGE.

GUARANTORS:

The undersigned Guarantors hereby consent to, ratify and approve the terms, covenants, conditions and provisions of the foregoing Amendment and agree that the guaranty(ies) executed by them shall be extended to include the obligations of the Borrower under the Credit Agreement as amended by this Amendment.

KAPALUA LAND COMPANY, LTD., a Hawaii corporation

By:	/s/ Ryan L. Churchill
Name:	Ryan L. Churchill
Title:	Senior Vice President

By:	/s/ Adele H. Sumida
Name:	Adele H. Sumida
Title:	Controller & Secretary

MAUI PINEAPPLE COMPANY, LTD., a Hawaii corporation

By:	/s/ Wesley M. Nohara
Name:	Wesley M. Nohara
Title:	Vice President

By:	/s/ Adele H. Sumida
Name:	Adele H. Sumida
Title:	Controller & Secretary